Exhibit 3.2

EIGHTH AMENDED AND RESTATED BYLAWS

OF

CME GROUP INC.

Adopted as of May 24, 2012

ARTICLE I

Shareholders’ Meetings

Section 1.1 Annual Meetings. (a) The annual meetings of shareholders shall be held on such date, at such time and at such place, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

(b) Nominations of persons for election to the Board of Directors as Equity Directors (as defined in the Certificate of Incorporation) and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who (1) was at shareholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Bylaw as to such business or nomination; clause (iii) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(c) Without qualification, for any Equity Director nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.1(b)(iii) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 1.1(c) or Section 1.2) to the Secretary must: (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (2) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (3) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination of an Equity Director or Directors that the shareholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (2) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (iii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.3 of this Bylaw, (v) include a statement as to whether the proponent intends to appear in person or by proxy at the meeting to propose such business; and (vi) a statement as to whether the proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d) Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as an Equity Director and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(e) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.1 or Section 1.2 of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

Section 1.2 Special Meetings. Special meetings of shareholders for any purpose or purposes may be called at any time only by the Chairman of the Board or by a majority of the total number of authorized Directors. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors as Equity Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (i) is a shareholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such nomination. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 1.1(c) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 1.3 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

Section 1.3 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.1 of this Bylaw) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 1.4 Notice of Meetings. A written notice of each annual or special meeting of shareholders shall be given stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.5 Adjournments. Any annual or special meeting of shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with Section 1.4 of these Bylaws.

Section 1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having not less than one-third of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of shareholders. In the absence of a quorum, then either (i) the chairman of the meeting or (ii) the shareholders may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of shareholders, even though less than a quorum remains, shall not affect the ability of the remaining shareholders lawfully to transact business.

Section 1.7 Organization. Meetings of shareholders shall be presided over by the Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of any meeting of the shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 1.8 Voting. (a) The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 1.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as may be otherwise provided in the Certificate of Incorporation or in these Bylaws, or as may be otherwise required by applicable law: (i) in all matters other than the election of Directors, the affirmative vote of the holders of shares representing a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; (ii) each Director shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such Director; and (iii) where a separate vote by a class or series is required, other than with respect to the election of Directors, the affirmative vote of the holders of shares of such class or series representing a majority of the votes present in person or represented by proxy at the meeting shall be the act of such class or series.

(c) Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 1.10 of these Bylaws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or represented by proxy at such meeting.

(d) Stock of the Corporation belonging to the Corporation, or to another Corporation, a majority of the shares entitled to vote in the election of Directors of which are held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.8 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.

Section 1.9 (a) Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder’s authorized officer, Director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder.

(c) Any inspector or inspectors appointed pursuant to Section 1.10 of these Bylaws shall examine each Transmission to determine whether it is valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors shall examine Transmissions to determine if they are valid. If it is determined a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.10 Voting Procedures and Inspectors of Elections. (a) Unless otherwise provided in the Certificate of Incorporation or required by law, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 shareholders.

(b) The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election (individually an “inspector,” and collectively the “inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his ability.

(c) The inspectors shall (i) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each, (ii) determine the number of shares of stock of the Corporation present in person or by proxy at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of such shares present in person or by proxy at such meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

(d) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any shareholder shall determine otherwise.

(e) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information referred to in paragraphs (b) and (c) of Section 1.9 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors, at the time they make their certification pursuant to paragraph (c) of this Section 1.10, shall specify the precise information considered by them, including the person or persons from whom such information was obtained, when and the means by which such information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.11 Fixing Date of Determination of Shareholders of Record. (a) In order that the Corporation may determine the shareholders entitled (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the

Board of Directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors and which (1) in the case of a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.12 List of Shareholders Entitled to Vote. The Secretary shall prepare, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of shareholders.

ARTICLE II

Board of Directors

Section 2.1 Number; Qualifications. The Board of Directors shall consist of the number of Directors as provided in the Certificate of Incorporation, and no person shall serve as a Director unless he or she meets the requirements, if any, provided in the Certificate of Incorporation for service on the Board of Directors.

Section 2.2 Election; Resignation; Vacancies. (a) Subject to the provisions of the Certificate of Incorporation, at each annual meeting of shareholders, the shareholders shall elect, pursuant to the terms of the Certificate of Incorporation, the successors to the Directors whose terms expire at that meeting, and each Director shall hold office until the annual meeting at which such Director’s term expires and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. Any Director may resign at any time by giving written notice to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the officer to whom it is directed, without any need for its acceptance.

(b) Only persons who are nominated in accordance with the procedures set forth in Section 1.1 shall be eligible for election as Equity Directors (as defined in the Certificate of Incorporation).

(c) Nominees for election as Class B-1 Directors, Class B-2 Directors and Class B-3 Directors (as such terms are defined in the Certificate of Incorporation) shall be selected by the respective Class B Nominating Committees as provided in IV.

(d) A vacancy, howsoever occurring, in a directorship shall be filled in the manner specified in the Certificate of Incorporation.

Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such times and at such places, within or without the state of Delaware, as shall be fixed by resolution of the Board of Directors.

Section 2.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time and place of special meetings shall be delivered personally, by telephone or by electronic transmission to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, by telephone, by electronic transmission or by telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

Section 2.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or the Chief Executive Officer (in that order), or in their absence, inability or unwillingness, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the Directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 2.6 Quorum; Vote Required for Action. (a) At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

(b) If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(c) Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 2.7 Telephonic Meetings. Directors, or any committee of Directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing (which may be in counterparts), and the written consent or consents are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.9 Reliance Upon Records. Every Director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 2.10 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or their votes are counted for such purpose if (i) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the

Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to such person’s or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 2.11 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a Director or committee member. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a Director who is present at a meeting of the Board of Directors or of a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE III

Committees of the Board of Directors

Section 3.1 Committees. The Board of Directors shall have an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and any additional committees it may designate from time to time by resolution passed by a majority of the whole Board of Directors, with each committee to consist of one or more of the Directors of the Corporation.

Section 3.2 Executive Committee. The Executive Committee shall consist of such number of Directors as may be elected from time to time by the Board. Whenever the Board is not in session, and subject to the provisions of applicable law, the Certificate of Incorporation or these Bylaws, the Executive Committee shall have and exercise the authority of the Board in the management of the Corporation. A majority of the Executive Committee shall constitute a quorum necessary to transact business.

Section 3.3 Audit Committee. The Audit Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Board of Directors shall adopt a charter setting forth the responsibilities of the Audit Committee. A majority of the Audit Committee shall constitute a quorum necessary to transact business.

Section 3.4 Compensation Committee. The Compensation Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be elected from time to time by the Board. The Compensation Committee shall oversee the compensation and benefits of the employees and management of the Corporation. A majority of the Compensation Committee shall constitute a quorum necessary to transact business.

Section 3.5 Nominating Committee. The Nominating Committee shall consist of such number of Directors (none of whom shall be an employee of the Corporation) as may be determined from time to time by the Board. The Committee shall review the qualifications of potential candidates for the Equity Directors and shall propose nominees for the Equity Directors who are nominated by the Board. In making their nominations, the Nominating Committee and the Board of Directors shall take into consideration that (i) the Board of Directors shall have meaningful representation of a diversity of interests, including floor brokers, floor traders, futures commission merchants, producers, consumers, processors, distributors and merchandisers of commodities traded on Chicago Mercantile Exchange Inc. (the “Exchange”), Board of Trade of the City of Chicago, Inc. (the “CBOT”), the New York Mercantile Exchange (“NYMEX”) or any other exchange or market designated by the Commodity Futures Trading Commission as a contract market and owned and operated by the Corporation (the “Contract Markets”), participants in a variety of pits or principal groups of commodities traded on the Exchange, the CBOT, NYMEX or any Contract Market, and other market users or participants; (ii) at least 10% of the members of Board of Directors shall be composed of persons representing farmers, producers, merchants or exporters of principal commodities traded on the Exchange, the CBOT, NYMEX or any Contract Market; and (iii) at least 20% of the members of the Board of Directors shall be composed of persons who do not possess trading privileges on the Exchange, the CBOT, NYMEX or any Contract Market, are not salaried employees of the Corporation and are not officers, principals or employees who are involved in operating the futures exchange related business of a firm entitled to members’ rates on the Exchange, the CBOT, NYMEX or any Contract Market. Notwithstanding the foregoing, the Nominating Committee shall include the Chief Executive Officer of the Corporation as a nominee for an Equity Director at any annual meeting of shareholders at which his or her term is scheduled to expire. A majority of the Nominating Committee shall constitute a quorum necessary to transact business.

Section 3.6 Committee Governance. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the provisions of law, any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each committee may adopt rules for its governance not inconsistent with the provisions of these Bylaws.

ARTICLE IV

Class B Nominating Committees

Section 4.1 Class B Nominating Committees. The holders of shares of Class B-1 Common Stock; Class B-2 Common Stock; and Class B-3 Common Stock, shall each elect a nominating committee for their respective class (each, a “Class B Nominating Committee”). Each Class B Nominating Committee shall be composed of five members.

Section 4.2 Election. Each Class B Nominating Committee shall nominate, by letter directed to the Chairman of the Board not later than 90 days prior to an annual meeting, candidates for election to such Committee at such annual meeting. Each Class B Nominating Committee shall nominate up to 10 candidates. Such nominations shall include, as part of or in addition to such candidates, (i) any candidate who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any candidate who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any candidate who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee. The five nominees receiving the greatest number of votes for a particular Class B Nominating Committee shall be elected to such Committee. In the event of a vacancy, howsoever occurring, in a committee position, the candidate in the most recent election for such position who received the next highest number of votes to the last person currently serving shall be named to fill such vacancy.

Section 4.3 Director Nominations. Each Class B Nominating Committee shall be responsible for assessing the qualifications of candidates to serve as Directors to be elected by the particular class. Not less than 90 days but not more than 120 days prior to an annual meeting of shareholders at which a Class B-1 Director, a Class B-2 Director or a Class B-3 Director is to be elected, the applicable Class B Nominating Committee(s) shall select nominees for election to such directorship. Such Class B Nominating Committee(s) shall select, subject to the provisions of the Certificate of Incorporation, up to two nominees for each directorship to be filled by the applicable class of Class B Common Stock at such meeting. In addition to such nominee(s), the nominations in the proxy statement mailed to shareholders in conjunction with the annual meeting of shareholders shall include, as part of or in addition to such nominee(s), (i) any nominee who is nominated by the holders of at least 100 shares of Class B-1 Common Stock, in the case of the Class B Nominating Committee representing such class, (ii) any nominee who is nominated by the holders of at least 100 shares of Class B-2 Common Stock, in the case of the Class B Nominating Committee representing such class, and (iii) any nominee who is nominated by the holders of at least 150 shares of Class B-3 Common Stock, in the case of the Class B Nominating Committee representing such class; provided, however, in the case of any such nominations, the nomination is submitted in writing and accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and evidence of the consent of the proposed nominee and is submitted to the Corporate Secretary no later than ten days from the date of the announcement of the Class B nominees. All nominees shall meet the requirements, if any, in the Certificate of Incorporation, in these Bylaws or in the Consolidated Rules of the Exchange for service on the Board of Directors. No nominee shall be a candidate for more than one directorship. If a nominee withdraws, dies, becomes incapacitated or disqualified to serve, the applicable Class B Nominating Committee shall, as quickly as practicable, submit a new nominee to the Chairman of the Board. Each Class B Nominating Committee shall submit its nominee(s) in writing to the Chairman of the Board. Such writing shall set forth as to each nominee for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are owned (or, under the rules of the Corporation, would be recognized as a permitted transferee), and (4) such person’s written consent to serving as a Director if elected. A nominee may be disqualified if the nominee does not abide by the proxy rules and regulations under Section 14(a) of the Securities Exchange Act of 1934 and the rules established by the Corporation.

ARTICLE V

Board Officers; Executive Officers

Section 5.1 Board Officers; Executive Officers; Election; Qualification; Term of Office. The Board of Directors shall elect from among its members a Chairman of the Board. The Chairman of the Board of Directors of the Corporation immediately prior to July 12, 2007 shall hold the position of Chairman of the Board of the Directors until the 2013 Annual Meeting. The Board of Directors shall also elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Any number of offices may be held by the same person. Each Board officer and executive officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 5.2 Resignation; Removal; Vacancies. Any Board officer or executive officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board officer or executive officer to whom it is directed, without any need for its acceptance. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. The Board of Directors may remove any Board officer or executive officer with or without cause at any time by an affirmative vote of the majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of such officer with the Corporation. A vacancy occurring in any Board or executive office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 5.3 Powers and Duties of Board Officers and Executive Officers. The Board officers and executive officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE VI

Stock Certificates and Transfers

Section 6.1 Certificates; Uncertificated Shares. The shares of the Corporation’s stock shall be represented either by book entries on the Corporation’s books, if authorized by the Board of Directors, or by certificates signed by, or in the name of the Corporation by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President

or a Managing Director, and may be countersigned by its Secretary or an Assistant Secretary, certifying the number of shares owned by such shareholder in the Corporation. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue. Upon the request of the registered owner of uncertificated shares, the Chief Executive Officer or his designee shall send to the registered owner a certificate representing such shares.

In the case of uncertificated shares, within a reasonable time after the issuance or transfer thereof, the Chief Executive Officer or his designee shall send to the registered owner of shares of Common Stock of the Corporation a written notice containing (i) (A) a full statement of the designations, relative rights, preferences and limitations of the shares of the class and series issued or transferred, so far as the same have been determined and the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series; or (B) a declaration that the Corporation will furnish to the shareholder, upon request and without charge, a statement containing the information described in the preceding clause (A); (ii) a statement that the Corporation is organized under the laws of the State of Delaware; (iii) the name of the person to whom the uncertificated shares have been issued or transferred; (iv) the number and class of shares, and the designation of the series, if any, to which such notice applies; and (v) any restrictions on transfer of the shares, in accordance with Section 202 of the Delaware General Corporation Law. The notice referred to in the preceding sentence shall also contain the following statement: “This notice is merely a record of the rights of the addressee as of the time of its issuance. Delivery of this statement, of itself, confers no rights on the recipient. This notice is neither a negotiable instrument nor a security.”

Section 6.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such shareholder’s legal representative, to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with the transfer restrictions applicable to such shares under the Certificate of Incorporation, these Bylaws or rules of the Corporation and any other applicable transfer restrictions of which the Corporation shall have notice, the Corporation shall issue a new certificate or certificates for such stock to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificate or certificates representing such stock are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

Section 6.4 Transfers of Uncertificated Stock. Except as otherwise required by law, uncertificated shares of the Corporation’s stock shall be transferable in the manner prescribed in these Bylaws. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing the following information: (i) the class of shares, and the designation of the series, if any, to which such notice applies; (ii) the number of shares transferred; and (iii) the name, address and taxpayer identification number, if any, of the party to whom the shares have been transferred and who, as a result of such transfer, is to become the new registered owner of the shares. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Special Designation on Certificates. The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences, and the relative, participating, optional or other special rights of each class of stock, or series thereof, and the qualifications limitations or restrictions of such preferences and/or rights.

Section 6.6 Stock Transfer Agreements. Subject to the provisions of the Certificate of Incorporation, the Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes, or series thereof, of stock of the Corporation to restrict the transfer of such shares owned by such shareholders in any manner not prohibited by the General Corporation Law of Delaware.

Section 6.7 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6.8 Other Regulations. The issue, transfer, conversion and registration of stock certificates shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

Section 7.1 Manner of Notice. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, whenever notice is required to be given to any shareholder, Director or member of any committee of the Board of Directors, such notice may be given by personal delivery or by depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, or by transmitting it via telecopier, to such shareholder, Director or member, either at the address of such shareholder, Director or member as it appears on the records of the Corporation or, in the case of such a Director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of shareholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these Bylaws.

Section 7.2 Dispensation with Notice. (a) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

(b) Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 7.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. In addition and subject to the indemnification provisions contained in the Certificate of Incorporation, and subject to applicable law, the following Sections of this Article VIII shall apply with respect to any person subject to the indemnification provisions of the Corporation.

Section 8.2 Prepayment of Expenses. The Corporation may pay or reimburse the reasonable expenses incurred in defending any proceeding in advance of its final disposition if the Corporation has received in advance an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may require security for any such undertaking.

Section 8.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 8.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 8.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 8.6 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX

General

Section 9.1 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, magnetic tape, diskette, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 9.2 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.3 Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Corporation’s Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any Section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

Section 9.4 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 9.5 Dividends. The Board of Directors, subject to any restrictions contained in the General Corporation Law of Delaware or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid only in cash or in property. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include, but not be limited to, equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

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